UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2012 (June 14, 2012)

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2012, Unilife Corporation (“Unilife”, “we”, “us” or “our”) and Ramin Mojdehbakhsh, Ph.D., our Chief Operating Officer and Executive Vice President (“Dr. Mojdeh”), entered into a new employment agreement, with an initial four and a half year term, until December 31, 2016. A copy of the new employment agreement is attached hereto as an exhibit (the “Employment Agreement”). The Employment Agreement replaces the previous employment agreement that the parties entered into on February 7, 2011 when Dr. Mojdeh joined the Company. After the initial term, the Employment Agreement automatically renews for successive one-year terms unless either party gives the other party 30 days written notice in advance of the relevant expiration date of the intention not to renew the agreement. Under the Employment Agreement, Dr. Mojdeh receives a base salary of $330,000, subject to annual review by the Compensation Committee of the Board (the “Committee”); is eligible to participate in Unilife’s incentive bonus plan in amounts and percentages as determined by the Board and Chief Executive Officer of Unilife, with a target cash bonus of 50% of his annual base salary; and is also eligible to participate in Unilife’s benefits programs (including equity incentive plans) as they may change from time to time. These base salary and bonus amounts are consistent with those stated in his original employment agreement, as Dr. Mojdeh declined any increases in these amounts.

In connection with the Employment Agreement, the Committee approved a grant to Dr. Mojdeh, effective June 14, 2012 (the “Grant Date”), of 1,250,000 restricted shares of common stock of Unilife (the “Award Shares”) under the Unilife Corporation 2009 Stock Incentive Plan. The restricted shares will vest in accordance with the terms of the Restricted Stock Agreement entered into by the Company and Dr. Mojdeh on June 14, 2012 (the “Stock Agreement”) and provided that Dr. Mojdeh remains continuously employed with us through the relevant vesting milestone.

The table below sets forth the performance milestones (each, a “Performance Milestone”) that apply to the Award Shares. Subject to the provisions of the Stock Agreement, the percentage of Award Shares set forth opposite each Performance Milestone in the table will become eligible to become vested and nonforfeitable as of the next following Time-Based Milestone date upon the successful achievement of that Performance Milestone. The Performance Milestones, and the percentage of Award Shares eligible to become vested due to the achievement of those milestones, are as follows:

PERFORMANCE MILESTONES	Percentage of Award Shares Eligible to Vest
The signing of a development agreement with a pharmaceutical company for the development or customization of a Unilife product with scheduled payments of up to $5,000,000	10% per agreement

The signing of a development agreement with a pharmaceutical company for the development or customization of a Unilife product with scheduled payments in excess of $5,000,000	20% per agreement

The signing of a commercial supply agreement for a Unilife product with sales of under $10,000,000	20% per agreement

The signing of a commercial supply agreement for a Unilife product with sales of $10,000,000 or greater but less than $50,000,000	30% per agreement

The signing of a commercial supply agreement for a Unilife product with sales of $50,000,000 or greater but less than $100,000,000	50% per agreement

The signing of a commercial supply agreement for a Unilife product with sales of $100,000,000 or greater	100% per agreement

Market capitalization of the Company over $1.5 billion (based on the closing price of the Company’s common stock on NASDAQ for any 20 of 30 consecutive Trading Days)	100%

Although Dr. Mojdeh is expected to meet several of the foregoing milestones that in total would exceed 100%, Dr. Mojdeh is capped at becoming vested in 100% or a total of 1,250,000 Award Shares. For the avoidance of doubt, if a single development agreement or commercial supply agreement would meet more than one of the foregoing milestones, Dr. Mojdeh will be eligible to vest in the highest level designated for the Performance Milestones met by such agreement but not the cumulative amount. For example, upon the signing of a development agreement with a pharmaceutical company for the development or customization of a Unilife product with scheduled payments in excess of $5,000,000, Dr. Mojdeh will be eligible to vest in 20% of the Award Shares, not 30% (i.e., not 10% for the first milestone and 20% for the second milestone).

In addition to meeting the Performance Milestones as set forth in the Stock Agreement, the vesting of the Award Shares is also subject to Dr. Mojdeh meeting time-based milestones based on the anniversary date of this Agreement (each, a “Time-Based Milestone”), as follows:

TIME-BASED MILESTONES	Percentage of Award Shares Eligible to Vest
The first anniversary date of this Agreement	20%
The second anniversary date of this Agreement	20%
The third anniversary date of this Agreement	20%
The fourth anniversary date of this Agreement	40%

The Award Shares shall not vest until both the Performance Milestone and the Time-Based Milestone have been met and the maximum number of Award Shares that may vest upon a Time-Based Milestone date shall not exceed the lesser of the percentage of Award Shares eligible to vest pursuant to achieved Performance Milestones that have not previously vested or the applicable Time-Based Milestone for such date. For example, if during the first year of this Agreement, the market capitalization of the company exceeds $1.5 billion, based on the closing price of the Company’s common stock on NASDAQ for any 20 of 30 consecutive Trading Days, Dr. Mojdeh would be eligible to have 100% of the Award Shares vest under the achieved Performance Milestones, but the maximum number of Award Shares that would actually vest on the first anniversary of this Agreement would be 20% because of the 20% limitation on the Time-Based Milestone for such anniversary date, and the remaining 80% of the eligible Award Shares from the achieved Performance Milestones would vest over remaining three years pursuant to the Time-Based Milestones.

The restricted shares will also vest upon a change in control of Unilife, or upon Dr. Mojdeh’s death or termination of employment due to total disability or without cause.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement between Unilife Corporation and Ramin Mojdehbakhsh, Ph.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: June 14, 2012	By:	/s/ Alan Shortall
Alan Shortall
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement between Unilife Corporation and Ramin Mojdehbakhsh, Ph.D.